中外合作经营企业合同书

AGREEMENT FOR THE FORMATION AND OPERATION OF A

SINO FOREIGN JOINT VENTURE COMPANY

本合同订立于 2013 年12月17 日

THIS AGREEMENT is made on January 17th 2013.

签署合同双方 Between:

甲方：	中国中山市工商业代表：
冼志明
	身份证号码：# 442000197103050314	中国
籍

地址：广东省中山市石岐区天湖上街31号201房

及
陈伟忠
身份证号码：# 442000197010181470	中国
籍
地址：广东省中山市石岐区狮子街21号之二602房

乙方：	海榮發展有限公司 (公司编号: 2015546)	注册于：香港
地址 : Room 1613, 16/F, Tai Yau Building, 181 Johnston Road,
Wanchi, Hong Kong
代表人：方向军 职务：总经理

（以下简称双方）

Party A :	A group of China's businessmen in Zhongshan City, represented by :

Mr. Xian Zhiming (Chinese ID No : #442000197103050314) of Room 201, No. 31, TianhuShang Road, Shiqi District, Zhongshan City, Guangdong Province;

And

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Mr. Chen Weizhong (Chinese ID No : # 442000-19701-0181470) of Room 602, No. 21-2, Shizi Road, Shiqi District, Zhongshan City, Guangdong Province.

Party B :	Glory Ocean Development Limited (Company No.2015546), a Hong Kong Incorporation with registered address at Room 1613, 16/F, Tai Yau Building, 181 Johnston Road, Wanchi, Hong Kong (represented by its General Manager Mr. Fang Xiang Jun)

(hereinafter collectively referred to as “the Parties”)

鉴于 Whereas :

1.	甲方是一组中国工商业商人，在中国广东省中山市进行各类水产商业及生产经营活动。

Party A is a group of businessmen in China having various seafood business activities and operation in Zhongshan City, Guangdong Province of the People’s Republic of China.

2.	乙方拥有AP水产养殖技术及系统（以下称为AP技术系统），于中国的特许经营总经销权持有者Capital Award Inc.，所颁授致用于中国中山区的AP技术系统操作许可证。 在Capital Award Inc.的支援与允准下，乙方有意并具备利用AP技术系统开发虾场项目。Capital Award Inc.具有经验及深得诀窍建筑应用AP技术系统的虾场，和应用AP水耕種植技术系统的水耕种植场，以栽種有机果蔬，并运用AP管理系统进行运作管理。

Party B is the holder of the Operator License in AP Aquaculture Technology and Systems for the Zhongshen District of China (hereinafter called “AP Technology”), duly granted by Capital Award Inc. the Master Licensor of the AP Technology, and has the capacity and interest to develop the project of prawn farms using the AP Technology with the support and permission of Capital Award Inc. Capital Award Inc. has the experience and know-how to build prawn farms using the AP Technology, and hydroponic plantation planting organic fruits and vegetables using AP Hydroponic Technology and Systems, and to manage operations thereof using the AP Management Systems.

3.	甲、乙双方有意合作，在中华人民共和国广东省中山市南朗镇翠亨冲口村，应用AP技术系统建造及发展规模大约8千余亩的养殖虾场与孵化、育苗场，以及水耕有机蔬果与花卉种植场。

The Parties hereto desire to cooperate in undertaking an over 8000 mu development of prawn grow-out farms and the related hatchery and nursery, as well as hydroponic organic fruits and vegetables and flowers plantation using AP Technology at Cuiheng Chongkou Village of Namlang Town, in the City of Zhongshan of Guangdong Province, the people's Republic of China.

4.	因此甲乙双方根据中华人民共和国的法律，及其它有关法规的规定，在平等互利的原则基础上，同意合营企业（以下简称合营），并签订本合同书。

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Therefore, upon basis of fairness and mutual benefit, and the Parties hereto hereby agree to enter into this joint venture (“Joint Venture”), and execute this Agreement in accordance with the laws of the People’s Republic of China and other relevant regulations.

双方谨此同意如下：

NOW IT IS HEREBY AGREED by the parties hereto as follows :-

第一条	甲乙双方在平等互利条件下，同意相互合作，在中华人民共和国广东省中山市，设立中外合营企业，暂定名称为：中山一力虾养殖发展有限公司（以下简称中外合营公司）,以便在中山市南朗镇翠亨冲口村，开发和经营养殖虾场与孵化、育苗场，以及水耕有机蔬果与花卉种植场（以下简称中山虾、蔬果场）。

Article 1	For mutual benefit, the parties hereto agree to incorporate a sino foreign joint venture company in Zhongshan City, Guangdong Province of the People’s Republic of China, tentatively named as Zhongshan A Power Prawn Farming Development Co., Ltd. (hereinafter called “SFJVC”), to develop prawn grow-out farms and the related hatchery and nursery, as well as hydroponic organic fruits and vegetables plantation at Cuiheng Chongkou Village of Namlang Town, in Zhongshan City, Guangdong Province (“Zhongshan Farm”).

第二条	合营目的：应用AP技术系统开发养殖虾场与相关孵化、育苗场，有机蔬果与花卉种植场,加强经济合作和技术交流，采用先进而适用的技术和科学的经营管理方法，发展具有国际、国内市场上竞争能力高品质虾苗、新鲜虾与虾产品，以及环保、安全蔬果与花卉产品，使投资各方获得满意收益, 并为整个社区带来利益。

Article 2	The Purpose of Joint Venture: to develop prawn grow-out farms and the related hatchery and nursery, as well as hydroponic organic fruits, flowers and vegetables plantation using the AP Technology, that will produce high quality standard prawn flies (fingerlings), fresh prawns and products, and fruits and vegetables that will have the competitive edge to develop sustained markets internationally, through the application of modern aquaculture technology and related management systems to gain economic benefit to the Parties as well as to generate social benefits to the communities as a whole.

第三条	合营的基本原则：合同双方同意合营开发项目的业务，而乙方将拥有场地及合营业务的多数控制权及管理权。

Article 3	Basis of the Joint Venture : The Parties hereto hereby agree that the Parties will jointly operate the businesses of the Joint Venture, whereby Party B shall have the majority and management control of the Property and the related business operation.

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第四条	项目开发范围

（第一期）养虾场示范区，包括

（a）	孵化区，设有30 APM养殖池

（b）	育苗区，30 APM养殖池，每年可处理40亿条幼虾苗；

（c）	养殖场，600APM养殖池，每年可出产3万吨虾；

（d）	行政办公大楼、实验室、病理及科研中心、发热机房、储水缸、水处理等配套设施，电力房、後备电源、宿舍、冷藏库、仓库及包装厂等。

（第二期）养虾场，包括

（a）	5000个APM养殖池，年产量将达30万吨活虾；

（b）	附加发热机房、储水缸、水处理等配套设施，水处理、电力房、後备电源、宿舍、冷藏库、仓库、食品加工及包装场，物流中心、分销中心，以及虾饲料制造工场。

（c）	水耕农场，包括

（1）	5000座AP水耕房，年产2.8万水耕蔬果与花卉；

（2）	配套建筑物如污水处理池、储水缸、冷藏库、仓库、包装厂、实验室、研发中心、变电站、备用发电机房、员工宿舍等。

Article 4	Scope of the Development :

Phase 1 :	Demonstration Farm, comprising

(a)	Hatchery area, with 30 APM grow-out tanks;

(b)	Nursery area, 30 APM grow-out tanks, with the annual processing capacity of 4 billion prawn flies (fingerlings);

(c)	Grow-out Farm, 600APM grow-out tanks, with annual output of 30,000 tons of prawns;

(d)	the administrative office building, laboratory, pathological and research centre, heating facilities, water storage tank, water treatment facilities, power generating room, backup power room, staff quarters, cold storage, warehouse, packaging factory, etc.

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Phase 2 :	Grow-out Farms, comprising

(a)	5000 APM grow-out tanks, with annual output up to 300000 tons of live prawns;

(b)	Additional heating facilities, water storage tanks, water treatment facilities, power generating room, backup power room, staff quarters, warehouses, cold storage, food processing and packaging, logistics centre, distribution centre, prawn feed factory, etc.

(c)	Hydroponic Farms, comprising

(1)	5000 AP hydroponic houses, with an annual output of 28000 hydroponic vegetables, flowers and fruits;

(2)	Supporting facilities such as sewage treatment tank, storage tank, cold storage, warehousing, packaging factory, laboratory, research & development centre, power substation, standby generator room, staff quarters, etc.

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第五条	第一期项目开发规划

Article 5	Development Planning for Phase 1 only

		发展阶段 Development Phase
		1(A & B)	1(C)	1(D) &Phase2	总计Total
设计生产能力 Designed Production Capacity	吨/每年 MT / Year	15,000	30,000	90,000	135,000
总生产力累积目标 Targeted total (cumulative) Productivity	吨/每年 MT / Year	10,000	30,000	100,000	100,000
项目预期 Estimated time of Project	于On or before	2013年 第4季末 end Q4 2013	2015年 第4季末 end Q4 2015	2018年 第4季末 end Q4 2018
预期动工建筑 Estimated commencement of construction	于on or before	2014年 第2季末 end Q2 2014	2016年 第2季末 End Q2 2016	2019年 第2季末 End Q2 2019
预期完工 Estimated time of completion of construction	于On or before	2016年 第2季末 End Q2 2016	2018年 第2季末 End Q2 2018	2023年 第2季末 End Q2 2023
预期生产销售 Estimated time of starting production sales	于On or before	2015年第2季末 End Q2 2015	2017年 第2季末 End Q2 2017	2019年 第2季末 End Q2 2019
估计发展资本支出 Estimated development capital expenditures	人民币 RMB	900,000,000	1,530,000,000	3,442,500,000	5,872,500,000

(土地价除外Excluding cost of land)

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第六条 (A) 第一期项目开发之支出估计约为人民币25亿，生产约每年3万吨虾，第一期第一段开发的支出约人民币8亿9千7百万，年产约一万吨虾，预计第一期第一段将会在两年内完成，

如表（B）所示预计第一期第一段发展支出

Article 6 (A)      Development Expenditures for Phase 1 Development is estimated exceeding RMB2.5 Billion producing up to 30,000 MT of prawns per year, and the development expenditure for Phase 1 Stage 1 is estimated at RMB 897 million for the production up to 10,000 MT per year of which is intended to be completed within the first two years of the overall development.

Table (6A) below shows the Estimated development expenditure of Phase 1 Stage 1:

				当价Unit cost	总计 Amount
资讯与预测Information & assumptions	单位Units		亩Mu	RMB/每单位unit	RMB
项目的土地分配和成本之估计与目标绩效预测Estimated Project land allocation and Project cost & targeted performances
第一期第一阶段Phase (1) Stage (1)
APM养殖池数量Number of APMs	APM	350		472,500	165,375,000
建筑面积Number of Built-up area
生产区Production area	m²	40,000	60.6	2,700	108,000,000
双层办公楼Corporate office (2-storey)	m²	1,000	0.8	2,025	2,025,000
双层员工宿舍Staff quarters (2-storey)	m²	1,000	1.5	2,025	2,025,000
干货储藏室Storages (dry)	m²	2,000	3.0	1,350	2,700,000
冷库Cold storages	m²	1,000	1.5	2,700	2,700,000
母虾与幼苗生产区Brood stocks and fingerling production area	m²	4,000	6.1	2,700	10,800,000
血虫生产区 Blood worm production area	m²	200	0.3	1,350	270,000
虾幼虫生产区Larvae production area	m²	200	0.3	2,025	405,000
储水缸Water holding tanks (1,000 MT)	m²	3,000	4.5	8,100	24,300,000
便利设施Amenities Room	m²	500	0.8	2,025	1,012,500
发热机房与电力房Heating and generators rooms	m²	400	0.6	2,700	1,080,000
其他相关设备Other associated facilities	m²	2,000	3.0	2,025	4,050,000
停车场Car parks	m²	2,400	3.6	1,350	3,240,000
绿化面积Landscaping area	m²	28,000	42.4	675	18,900,000
休憩区Recreation area	m²	1,500	2.3	675	1,012,500
开放式母虾水坝Open dams for brood stocks	8 x 2 Mu	10,560	16.0	1,080	11,404,800
开放式储水水坝Open dams for water storages	8 x 2 Mu	10,560	16.0	1,080	11,404,800
	A	108,670	163.4	3,411	370,704,600
电工Electrical	15%	A			55,605,690
管道工程Plumbing	15%	A			51,486,750
工厂和设备Plants and equipment	暂定Provisional				129,746,610
基础设施总面积Total Infrastructure areas	m2	135,400	205.2		18,279,000
	B	135,400	205.2		625,822,650
管理费Management fees	15%	B			93,873,398
监理费Supervision fees	10%	B			62,582,265
技术费Technology fees (50年years)	APM	350		150,000	52,500,000
培训费Training fees	5%	暂定Provision			31,291,133
	5%	暂定Provision			31,293,133
总发展资本支出Total Capital Expenditure					897,362,579
(土地价除外Excluding land cost)

第六条 (B) 项目开发之支出估计约为人民币16.5亿，生产约每年30万吨虾，，预计将会在

20年内完成，

如表（B）所示预计发展资料

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Article 6 (B)    Development Expenditures for the full Development is estimated exceeding RMB16.5 Billion producing up to 300,000 MT of prawns per year, and the development expenditure for the other phases of development of the project is estimated at RMB 10.28 Billion for the production of an additional 200,000 MT per year of which the full Project’s development is intended to be completed within a period of 20 years.

Table (6B) below shows the general information of other phases and overall of the development:

		Other Phases	All Phases of the Project
		其他阶段	全部阶段总计
设计生产能力 Designed Production Capacity	吨/每年 MT / Year	200,000	400,000

总生产力累积目标 Targeted total (cumulative) Productivity	吨/每年MT / Year	300,000	300,000

项目预期 Estimated time of Project	Years	10	20

估计发展资本支出 Estimated development capital expenditures	人民币 RMB	10,279,000,000	16,149,500,000

(土地价除外 Excluding cost of land)

第七条	设立项目中外合营公司

合同双方同意尽速设立中外合营公司，作为此项目发展的开发商与拥有者。该项目开发公司成员为甲方及乙方。

Article 7	Incorporation of a Project Company

The Parties hereto hereby agree to forthwith incorporate a Sino Foreign joint venture company (“(“SFJVC”)”) to carry out the Project as the Developer and owner thereof, with Party A and Party B as its members,

第八条	合同双方的责任和权利

Article 8	The responsibilities and Entitlements of the Parties

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（a）甲方的责任和权利：

1.	根据项目的需要和每一个发展阶段，逐步取得所需的用地，并向土地主管部门办理完善取得土地使用权的手续；

2.	按时足额缴付第一期项目发展取地的费用，以便将该用地注入该项目开发公司；

3.	办理为设立该项目开发公司及中外合营公司，向中国有关主管部门申请批准、登记注册、领取营业执照等事宜；

4.	筹措第一期项目发展30％所需的开发资金；

5.	办理项目工程施工所需的准证手续；

6.	协助该项目开发公司联系、落实水、电、交通等基础设施；

7.	协助该项目开发公司在中国境内购置或租赁设备、材料、原料、办公用具、交通工具、通讯设施等；

8.	办理进口机械设备报关手续和在中国境内的运输；

9.	协助该项目开发公司招聘当地的中国籍的经营管理人员、技术人员、工人和所需的其他人员；

10.	协助外籍工作人员办理所需的入境签证、工作许可证和旅行手续等；

11.	成为该项目开发公司的合资股东，在保留该项目开发公司45%的股权，并预留55%的股权给中国国内或外国投资者作为一个实体的投资单位，以筹措第一期项目发展70％所需的开发资金；

12.	委任乙方为此项目开发，与相关业务发展的管理及开发人员及顾问（即此项目开发及其业务发展的总管），负责项目的所有事务，使用该技术系统来开发项目，包括选择和委任分包商和供应商，市场营销和销售该项目所有的产品。

13.	负责办理该项目开发公司委托的其他事宜。

(a)	The Responsibilities and Entitlements of Party A:

1.	To procure the project lands gradually in accordance with the needs and schedules of each phase of development, and to apply to the Land Authorities of China to obtain official approval of the Land Use Right of the project land;

2.	To pay for the land so procured for Phase 1 of the Project development, in order to inject the same into the Project Company;

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3.	To apply to relevant Chinese Authorities to obtain the official approval, registration and business license for the incorporation of the Project Company and subsequently the SFJVC;

4.	To procure financing for up to 30% of the capital expenditures required in the development of Phase 1 of the Project;

5.	To procure all permits and licenses required for the carrying out of the Project;

6.	To procure provision of all basic infrastructure to, and utility services needed at, the project site;

7.	to assist the Project Company to procure supplies of plants and equipment for the Project;

8.	To obtain import clearance for all imported plants and equipment of the Project and to arrange local transportation for the delivery of the same to the project site;

9.	To assist the Project Company in recruiting Chinese management personnel, technical personnel, workers and other workers needed for the Project;

10.	To assist foreign workers and personnel of the Project Company in their applications for entry visas, work permits and other associated local traveling arrangements;

11.	To be a joint venture partner in the Project Company retaining up to 45% equity interest of the Project Company, whereas 55% equity interest will be reserved for investors (whom may be local or foreign investors to act as one entity) to invest in the Project with sufficient capital to finance up to 70% of the capital expenditure required in the development of Phase 1 of the Project;

12.	To appoint Party B as the Management and consultant of the development of the Project and its related business developments (as the master management of the Project and its developed operations) to be in charge of all affairs of the Project using the said Technology to develop the Project, including appointments and selection of subcontractors and suppliers and marketing and sales of all produces and products that will be produced by the Project's operations.

13.	To attend to other matters requested by the Project Company from time to time.

（b）乙方的责任和权利：

1.	提供Capital Award Inc.允准及支援的该技术系统的应用和技术指导；

2.	促使并取得Capital Award Inc.的服务，以作为此项目开发及其业务发展的总管，负责项目的所有事务，使用该技术系统来开发项目，包括选择和委任分包商和供应商，市场营销和销售该项目所有的产品；

3.	Capital Award Inc. 负责向开发公司征收相关的建设，发展和管理费、咨询服务费、技术费，及项目开发公司垫付的其他有关费用；

4.	办理该项目开发公司委托在中国境外选购机械设备、材料等有关事宜；

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5.	将机械设备等实物运至中国港口；

6.	提供设备安装、调试以及试生产技术人员、检验人员；

7.	培训该项目开发公司的技术人员和工人；

8.	乙方同时是技术转让方，负责该项目开发公司在规定期限内按设计能力稳定生产合格产品；

9.	乙方需依据项目发展的计划或在合理的时间框架，完成此项目开发和其相关业务的发展，除非全部承包或分包费，没按照乙方的付款条款足数付清，或不可抗力事件的发生除外；

10.	筹措第一期项目发展70％所需的开发资金；

11.	召募投资者投资该项目开发公司55%的控制股权；

12.	负责办理该项目开发公司委托的其他事宜。

(b)	The Responsibilities and Entitlements of Party B :

1.	To secure and to provide the application of the said Technology and technical support, consented to and supported by Capital Award Inc.;

2.	To procure and secure the services of Capital Award Inc. as the master consulting Engineer and servicing provider in charging of the construction and development of and management of the Project and its developed operations, to be in charge of all affairs of the Project using the said Technology to develop the Project, including appointments and selection of subcontractors and suppliers and marketing and sales of all produces and products that will be produced by the Project's operations;

3.	To allow Capital Award Inc. to bill and charge and collect all related construction, development, management fees, consulting and service fees, technology fees and all other related costs and expenses incurred for the Project to and from the Project Company;

4.	To organize and to arrange supplies, purchases, delivery and related matters of all imported plants and equipment needed by the Project;

5.	To organize and arrange all transportation and related logistics needed for the importation of imported plants and equipment for delivery to the appropriate sea port in China;

6.	To provide qualified technical supervisors, personnel and inspectors for the installation and commissioning of all plants and equipment of the Project;

7.	To provide training to the personnel and workers of the Project Company;

8.	As the technology provider, Party B shall ensure that the performance of the Project will be reached within the targeted schedule.

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9.	To complete the developments of the Project and the developments of its related business operations within the development schedules or within a reasonable time frame (subject to the Project's related payments of all contracting or sub-contracting fees will be made in accordance with the terms of payments of Party B and excluding other Force Majeure instances);

10.	To procure financing for up to 70% of the capital expenditures required in the development of Phase 1 of the Project;

11.	To procure investors to take up the 55% controlling stake in the Project Company;

12.	To assist the Project Company in other matters as and when requested by the Project Company.

第九条	合同双方的特别协议

1.	如果项目的土地在未来被重划分区，并被出售作有别于目前项目的用途，出售所得的资本收益（以下简称土地收益）将分配予合同双方，其中甲方将获得60％的土地收益，余下的40％将归于拥有该项目开发公司55%的控制股权的股东群（为一实体）（以下简称该控股股东）。

2.	合同双方谨此同意，将与该控股股东达成共识，该控股股东将授予乙方代名人第一认购期权，以便在第一期项目开发完成之后，或本合同日期起为期3年之内（以较早者为准），认购该项目开发公司55%的控制股权，而认购价为该项目开发公司届时的55%账面价值。

Article 9	The Parties’ Special covenants

1.	If the Project lands will be rezoned in the future and sold for the purposes differing from the current purpose of the Project, the related capital gains (“Land Profit”) from such sales will be distributed between the parties, whereof Party A will receive a bigger shares thereof amounting to 60% of the Land Profit and remaining 40% will be distributed to the shareholder having the 55% controlling stake in the Project Company (investors as one entity)(“the Controlling Shareholder”).

2.	The Parties hereby agree that there shall be an understanding with the Controlling Shareholder that it will grant to Party B’s nominee a first call option to purchase the controlling stake after the completion of the Phase 1 development or within 3 years from date of this Agreement, whichever shall be earlier, and the purchase consideration thereof will be based on 55% book value of the Project Company at time of purchase.

第十条	对本合同及其附件的修改，必须经甲、乙双方签署书面协议，并报原审批机构批准，才能生效。

Article 10	Any amendment to this Agreement and its appendices shall require written consent of both parties, and be subject to approval of the relevant authority before taking effect.

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第十一条	由于不可抗力事件的发生，致使合同无法履行，合同双方可以提前终止合营和解除合同。

Article 11	If this Agreement cannot be implemented due to Force Majeure, then the Parties may terminate the joint venture and this Agreement.

第十二条	由于一方不履行合同规定的义务，或严重违反合同规定，造成此合营无法继续或无法达到本合同规定的合营目的，视作该方违约。守约方除有权向违约方索赔外，并有权按合同规定报原审批机构批准终止合同。双方都违约的，按过错大小承担责任。双方对过错大小不能达成共识的，任何一方有权提交中国国际经济贸易仲裁委员会深圳分会仲裁认定。如甲乙双方同意继续合营，违约方应赔偿另一方的经济损失。

Article 12	If the joint venture cannot be continued or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations as prescribed in this Agreement, the defaulting party shall be deemed to have breached the fundamental terms of the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original approving authority, and to claim damages from the defaulting party. Should it be the fault of both parties, the parties shall bear their liabilities according to the gravity of fault committed by the parties. If both parties cannot agree on the quantum of liabilities, either party shall have the right to refer the dispute to the Shenzhen branch of the China International Economic and Trade Arbitration Commission for arbitration. If both parties agree to continue the joint venture as contemplated herein, the defaulting party shall compensate the other party its financial losses.

第十三条	由于地震、台风、水灾、火灾、战争以及合同双方均认可的其它不能预见,并且对其发生后果不能防止或避免的不可抗力事件，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力的一方，应立即通知另一方，并应在15天内，提供不可抗力详情及合同不能履行、或者部分不能履行、或者需要延期履行的理由的有效证明文件，此项证明文件应由不可抗力发生地区的公证机构出具。按其对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

Article 13	Should either of the parties hereto be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid evidential document issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

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第十四条	本合同的订立、效力、解释、履行和争议的解决均适用中华人民共和国实体法、程序法。

Article 14	The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People s Republic of China.

第十五条	凡因履行本合同所发生的一切争议，双方友好协商解决不成，应提交中国国际经济贸易仲裁委员会深圳分会，根据该会的仲裁规则仲裁。仲裁裁决是终局的，对双方都有约束力。

Article 15	In the event any dispute arising in the course of carrying into effect this Agreement cannot be settled through friendly consultations between the parties hereto, such dispute shall be referred to the Shenzhen branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules. The arbitral award is final and binding upon all parties.

第十六条	在仲裁过程中，除双方有争议的且正在进行仲裁的部分外，本合同其他条款应继续履行。

Article 16	In the arbitration process, the terms of this Agreement, other than the part which is the subject matter of the arbitration, shall remain operational.

第十七条	甲、乙双方相互通信方法，包括但不限于电报、电话、邮寄、传真、电子邮件、MSN、QQ、电传等双方认可的有效手段，凡涉及各方权利、义务的，应随之以书面信件通知。合同中所列甲、乙双方的法定地址即为甲、乙双方的通讯地址。

Article 17	The parties hereto may communicate with each other by, but not limited to, the telegraph, telephone, mail, fax, e-mail, MSN, QQ, telex and other effective means agreed by both parties, but any matter concerning the rights and obligations of the parties hereto should be conveyed to the other party in writing. The addresses of Party A and Party B as stated in this Agreement shall be the postal addresses of the parties hereto.

第十八条	本合同各种文字版本不一致的，以中文本为准，由股东各方代表签字后生效。一式6份，甲、乙双方各执2份，主管及审批机关各执1份，有同等效力。

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Article 18	The Chinese Language version of this Agreement shall take precedence and this Agreement shall be signed in 6 copies, of which each party shall have 2 copies each, and the relevant approving authorities each shall have 1 copy. All copies shall have the same legal force.

双方同意并接受上述合同条款，同意执行协议，签字盖章：

The Parties hereby agree and accept the terms and conditions specified herein and execute this Agreement with mutual consent:

甲方（签章）：	乙方（签章）：
Party A’s signature and seal	Party B’s signature and seal

2013年12月17日	2013年12月17日
December 17th 2013	December 17th 2013

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